As filed with the Securities and Exchange Commission on June 9, 1995

                                                       Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                              DEL WEBB CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               86-0077724
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                            Identification Number)



                               6001 N. 24th Street
                             Phoenix, Arizona 85016
  (Address, including zip code, of principal executive offices of Registrant)
       Registrant's telephone number including area code: (602) 808-8000

                                ----------------

                            Robertson C. Jones, Esq.
                       Vice President and General Counsel
                              Del Webb Corporation
                                6001 N. 24th Street
                             Phoenix, Arizona 85016
                                 (602) 808-8000
      (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                    Copy to:
                              Steven Meiers, Esq.
                            Gibson, Dunn & Crutcher
                             333 South Grand Avenue
                         Los Angeles, California 90071

                                ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [GRAPHIC OMITTED]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [GRAPHIC OMITTED]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ X ]

                         (The Facing Page is continued on the following page)


                        CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum          Proposed Maximum
  Title of Each Class of          Amount to be              Offering Price              Aggregate                  Amount of
Securities to be Registered        Registered                Per Unit (1)           Offering Price (1)         Registration Fee
- ---------------------------       ------------             ----------------         ------------------        -----------------
     Debt Securities                   (2)                     100% (2)                    (2)                     see below

     Preferred Stock                (2), (3)                     (2)                       (2)                     see below

    Depositary Shares               (2), (4)                     (2)                       (2)                     see below

       Common Stock                 (2), (5)                     (2)                       (2)                     see below

 Stock Purchase Warrants            (2), (6)                     (2)                       (2)                     see below

                  Totals            $200,000,000 (2), (3),                                                          $68,966
                                                  (4), (5), (6)

     (1) Estimated solely for the purpose of calculating the registration fee.

     (2) This Registration Statement covers the principal amount of Debt Securities (as to Debt Securities offered at an original issue discount, the offering price thereof) and, subject to notes 3, 4, 5 and 6, the number of other Securities listed above as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price for all such Debt Securities and Other Securities not to exceed $200,000,000. The Registration Statement also includes Debt Securities that may be issued in exchange for Preferred Stock ("Additional Debt Securities"). The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Offering Price and Amount of Registration Fee with respect to such Preferred Stock includes such Additional Debt Securities.

     (3) Includes Preferred Stock issued other than on conversion of Debt Securities or exercise of Stock Purchase Warrants. Also includes such presently indeterminate number of additional shares of Preferred Stock ("Additional Preferred Stock") as may be issued on (i) conversion of the Debt Securities, if and to the extent convertible into Preferred Stock, and (ii) exercise of any Stock Purchase Warrants as may be issued, if and to the extent exercisable for Preferred Stock. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Debt Securities and Warrants include such Additional Preferred Stock.

     (4) The Registration Statement covers such indeterminate number of Depositary Shares as may be issued if the Registrant elects to offer fractional interests in shares of some or all of the Preferred Stock. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee (i) with respect to such Preferred Stock include such Depositary Shares and (ii) without duplication, with respect to the Depositary Shares, include such Preferred Stock.

     (5) Includes Common Stock issued other than on conversion of Debt Securities, conversion of Preferred Stock or exercise of Stock Purchase Warrants. Also includes such presently indeterminate number of shares of additional Common Stock ("Additional Common Stock") as may be issued on (i) conversion of the Debt Securities, if and to the extent convertible into Common Stock, (ii) conversion of any Preferred Stock as may be issued separately, on conversion of Debt Securities or exercise of Stock Purchase Warrants, if and to the extent such Preferred Stock is convertible into Common Stock or (iii) exercise of any Stock Purchase Warrants as may be issued, if and to the extent exercisable for Common Stock. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such Debt Securities, Preferred Stock and Stock Purchase Warrants include such Additional Common Stock.

     (6) Includes Stock Purchase Warrants which may be issued other than as part of Units of Stock Purchase Warrants and other Securities. Also includes additional Stock Purchase Warrants ("Additional Stock Purchase Warrants") which may be offered as part of Units of Stock Purchase Warrants and other Securities. The Amount to be Registered, Proposed Maximum Offering Price Per Unit, Proposed Maximum Aggregate Offering Price and Amount of Registration Fee with respect to such other Securities include such Additional Stock Purchase Warrants.

                        --------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

   P R O S P E C T U S

                                  $200,000,000


                              DEL WEBB CORPORATION

   Debt Securities, Preferred Stock, Common Stock and Stock Purchase Warrants




         Del Webb Corporation (the "Company") may offer and issue from time to time its: debt securities (the "Debt Securities") in one or more series, consisting of debentures, notes or other evidences of indebtedness and having such prices and terms as are determined at the time of sale; preferred stock, which may be issued in one or more series (the "Preferred Stock"); common stock (the "Common Stock"); and Stock Purchase Warrants to purchase Preferred Stock or Common Stock (the "Warrants" and, together with the Debt Securities, Preferred Stock and Common Stock, the "Securities"). The Securities may be issued as Units (the "Units") and in any combination, the Debt Securities may or may not be convertible into Preferred Stock or Common Stock and the Preferred Stock may or may not be convertible into Common Stock or exchangeable for Debt Securities.

         The accompanying Prospectus Supplement sets forth: the ranking of the Debt Securities covered thereby as senior, senior subordinated or subordinated (including junior subordinated) and the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), right to defer interest (if any), convertibility (if any) and, if applicable, Securities into which convertible and conversion price and any other specific terms of the Debt Securities; the rights, privileges and preferences of the Preferred Stock covered thereby, including whether and on what terms such Preferred Stock may be convertible into Common Stock or exchangeable for Debt Securities, and whether the Company has elected to offer any Preferred Stock in the form of depositary shares; the Preferred Stock or Common Stock for which any Warrants covered thereby will be exercisable and the exercise price; whether the Securities covered thereby will be issued in Units and, if so, the Securities which are part thereof; whether the Securities covered thereby are listed on a securities exchange; and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities covered thereby.




    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         Prior to issuance there will have been no market for the Debt Securities, Preferred Stock or Warrants, and there can be no assurance that a secondary market for the Debt Securities, Preferred Stock or Warrants will develop. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. The Securities may be offered through one or more different plans of distribution, including offerings through underwriters.
See "Plan of Distribution."


              The date of this Prospectus is              , 1995

         IN  CONNECTION  WITH THE  OFFERINGS OF THE DEBT  SECURITIES,  PREFERRED
STOCK, COMMON STOCK OR WARRANTS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK OR WARRANTS, OR ANY OF THEM, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities, Preferred Stock, Common Stock and Warrants. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company, reference is made to the Registration Statement.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information filed by the Company, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1994 and its Quarterly Reports on Form 10-Q for the Quarters ended September 30, 1994, December 31, 1994 and March 31, 1995, which have been filed with the Commission, are incorporated in this Prospectus by reference. Pages 15 - 21 of the Company's proxy statement for the annual meeting of its shareholders held on November 2, 1994, which is incorporated by reference in, and Exhibit 99.0 (the Company's Amended and Restated Certificate of Incorporation) to, the Company's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1994, are both also specifically incorporated herein by reference. They contain a description of and provisions with respect to the Common Stock and Preferred Stock of the Company. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby are incorporated by reference in this Prospectus and made a part hereof from the date such documents are filed.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the Prospectus Supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of each document incorporated herein by reference (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference therein or herein). Requests for such copies should be directed to: Del Webb Corporation, 6001 24th Street, Phoenix, Arizona 85016,
Attention: Secretary. Telephone requests may be directed to (602) 808-8000.

                                  THE COMPANY

         Del Webb Corporation is one of the nation's leading developers of age-restricted (age 55 and over) active adult communities, having built and sold approximately 49,000 homes at its active adult Sun City communities over the past 35 years. The Company currently offers homes for sale at six active adult communities: Sun City West and Sun City Tucson in Arizona; Sun City Las Vegas in Nevada; Sun City Palm Springs and Sun City Roseville (near Sacramento) in California; and Sun City Hilton Head in South Carolina.

         The Company is in various stages of developing three other Sun City active adult communities: Sun City Georgetown, to be located near Austin, Texas; Sun City Grand, near Sun City West; and Sun City McDonald Ranch, in Henderson, Nevada, a suburb of Las Vegas. Sun City Georgetown, Sun City Grand and Sun City McDonald Ranch are located on approximately 5,300, 4,000 and 560 acres, respectively, and are planned for approximately 9,500, 9,100 and 2,300 homes, respectively.

         The  Company   also  sells   homes  at   Terravita,   a   gate-guarded,
amenity-rich, master-planned residential community in north Scottsdale, Arizona, which is open to people of all ages.

         The Company designs, develops and markets these large-scale, master-planned residential communities, controlling all phases of the master plan development process from land selection through construction and selling homes. Within its active adult communities, the Company is the exclusive developer of homes.

         The Company conducts conventional subdivision homebuilding operations in Phoenix, Tucson, Las Vegas and Southern California. The Company is also in the preliminary development process for The Villages at Desert Hills, a potential master-planned development near Phoenix, Arizona located on approximately 5,660 acres. However, development of this project remains subject to a number of uncertainties.

         The Company was incorporated in 1946 under Arizona law and reincorporated in Delaware in 1994. The Company's principal executive offices are located at 6001 24th Street, Phoenix, Arizona 85016 and its telephone number is (602) 808-8000. The Company conducts substantially all of its activities through subsidiaries and, as used in this Prospectus and the accompanying Prospectus Supplement, the term the "Company" includes Del Webb Corporation and its subsidiaries, unless the context indicates otherwise.

                                USE OF PROCEEDS

         Unless otherwise set forth in the accompanying Prospectus Supplement, the net proceeds from the sale of the Securities will be used to reduce outstanding balances under the Company's revolving credit facility, to fund land acquisitions and development of new projects and for general corporate purposes. Amounts so repaid under the revolving credit facility may be reborrowed in the future.


                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated.


                                                      Nine Months
                                                    Ended March 31,                Fiscal Year Ended June 30,
                                                    ---------------      ----------------------------------------------
                                                    1995      1994       1994      1993       1992      1991       1990
                                                    ----      ----       ----      ----       ----      ----       ----

   Ratio of earnings to fixed                      1.44x      1.19x     1.30x      1.63x     1.59x      1.38x      1.81x
   charges (unaudited)........................


         The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose "earnings" means earnings from continuing operations before income taxes plus (a) fixed charges and interest amortized to cost of sales (including the proportionate share thereof of unconsolidated affiliates and discontinued operations) minus (b) capitalized interest (including the proportionate share thereof of unconsolidated affiliates and discontinued operations). "Fixed charges" means total interest, whether capitalized or expensed (including the proportionate share thereof of unconsolidated affiliates and discontinued operations and the portion of rent expense representative of interest costs), plus (i) debt-related fees and (ii) amortization of deferred financing costs.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will constitute senior, senior subordinated or subordinated (including, if applicable, junior subordinated) debt of the Company and will be issued under a Senior Debt Indenture (the "Senior Debt Indenture"), a Senior Subordinated Debt Indenture (the "Senior Subordinated Debt Indenture") or a Subordinated Debt Securities Indenture (the "Subordinated Debt Indenture"), in each case between the Company and a Trustee (the "Trustee"). The Senior Debt Indenture, Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes referred to below individually as an "Indenture" and collectively as the "Indentures." Unless otherwise stated in the Prospectus Supplement, the Trustee under the first Indenture under which Debt Securities will be issued will be The First National Bank of Boston. Unless otherwise stated in the applicable Prospectus Supplement, The First National Bank of Boston may also be the Trustee under more than one of the other Indentures. (See "Concerning the Trustee.") The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to below as the "Offered Debt Securities." If and to the extent set forth in the accompanying Prospectus Supplement, the Offered Debt Securities will be convertible into Preferred or Common Stock of the Company or issued as part of Units of Offered Debt Securities and other Securities. If the Offered Debt Securities are to be issued as part of Units of Debt Securities and other Securities or may be issued in exchange for Preferred Stock, the Prospectus Supplement will describe any applicable material federal income tax consequences.

         The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete. Except to the extent set forth in the Prospectus Supplement with respect to a particular issue of Debt Securities, the Indentures are substantially identical, except for the provisions relating to subordination, including the fact that senior subordinated Debt Securities will rank senior to the subordinated Debt Securities.

General

         The Indenture for the Offered Debt Securities will not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur, except as may be provided in the accompanying Prospectus Supplement. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company, as set forth in the accompanying Prospectus Supplement.

         The Company is a holding company, which currently conducts its operations through subsidiaries. In addition to the subordination described under "Subordination of Senior Subordinated and Subordinated Debt Securities" below and as may be described in the accompanying Prospectus Supplement, this effectively subordinates the Debt Securities to all indebtedness (including trade payables) of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors (including third persons who have the benefit of guarantees given by the subsidiary), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. However, in that case the claims of the Company would still be effectively junior to any indebtedness of the subsidiary to the extent the holders of that indebtedness are entitled to the benefit of security interests in the assets of the subsidiary, as well as to any indebtedness of that subsidiary which is senior to any debt or other claims held by the Company. In addition, the Company's $100 million of Senior Notes due 2000 and amounts which may from time to time be outstanding under the Company's current $175 million principal debt facility, of which the Company is negotiating an increase to $300 million, are guaranteed by subsidiaries of the Company that hold substantially all of its consolidated assets. The Debt Securities, including any senior Debt Securities, will not be so guaranteed. As a result, the holders of that other debt may have a claim against the assets of the Company's subsidiaries before those assets are available to make payments due on the Debt Securities.

         Also, because the Company is a holding company, it is dependent on dividends or other distributions from its subsidiaries to make payments on its indebtedness, including the Debt Securities. Such dividends or other distributions to the Company may be subject to state law, which can restrict the ability of a corporation to pay dividends or make other distributions to its shareholders and which protect the rights of creditors of a corporation, including third persons who have the benefit of guarantees given by the corporation, in the event of improperly made dividends or distributions, as well as to present or future contractual or regulatory restrictions that could materially restrict the ability of the subsidiaries to make such payments to the Company. The accompanying Prospectus Supplement discloses, to the extent material to the Company, any contractual restrictions on the ability of the subsidiaries of the Company to make dividends, loans or advances to the Company that exist at the date of that Prospectus Supplement. Except as may be described in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will not restrict the Company's ability to enter into contracts in the future that limit the ability of the Company's subsidiaries to make dividends, loans or advances to it. Payments to the Company from its subsidiaries also are contingent upon the earnings of such subsidiaries and are subject to various business considerations, such as the working capital needs of the subsidiaries.

         Reference is made to the accompanying Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (a) the specific designation, aggregate principal amount, purchase price and denomination; (b) the date of maturity; (c) the interest rate or rates (or the method by which such rate will be determined), if any; (d) the date from which interest will accrue and dates on which any such interest will be payable; (e) the rights of the Company to defer interest, if any; (f) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (g) whether the Offered Debt Securities are senior, senior subordinated or subordinated (including junior subordinated) Debt Securities; (h) any redemption, repayment or sinking fund provisions; (i) any obligation of the Company to offer to purchase the Offered Debt Securities in the event of a Change of Control (as defined) of the Company; (j) whether the Offered Debt Securities are convertible into Preferred Stock or Common Stock and, if so, the terms of the security into which they are convertible (see "Description of Capital Stock"), the conversion price, other terms related to conversion and any anti-dilution protections; (k) whether the Offered Debt Securities will be sold as part of Units consisting of Offered Debt Securities and other Securities; (l) any applicable material federal income tax consequences; and (m) any other material specific terms of the Offered Debt Securities, including any material additional events of default or covenants provided for with respect to the Offered Debt Securities and any material terms that may be required by or advisable under applicable laws or regulations.

         Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate or as part of Units consisting of Debt Securities and other Securities may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any Debt Securities as to which the Company has the right to defer interest, the holders of such Debt Securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Except to the extent set forth under "Certain Federal Income Tax Consequences," special federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement.

Global Debt Securities

         If  any  Debt   Securities  are  represented  by  one  or  more  Global
Securities, the applicable Prospectus Supplement will describe the terms of the depositary arrangement with respect to such Global Securities.

Subordination of Senior Subordinated and Subordinated Debt Securities

         The senior subordinated and subordinated Debt Securities will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Indenture, to all "Senior Debt" of the Company. Except to the extent set forth in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities that are senior subordinated or subordinated Debt Securities will define "Senior Debt" as all present or future "Indebtedness" (defined below) created, incurred, assumed or, to the extent described below, guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed provides that such Indebtedness is not senior or superior in right of payment to the Offered Debt Securities in question; provided, however, that Senior Debt shall not include (a) any Indebtedness of the Company to any of its subsidiaries, (b) any trade payables of the Company or (c) except to the extent set forth or referred to in the accompanying Prospectus Supplement, guarantees by the Company of Indebtedness outstanding at the date hereof or that may be outstanding in the future.

         Each Senior Subordinated Debt Indenture will provide that the Company will not issue any Indebtedness that is subordinated in right of payment to any Senior Debt of the Company and is senior in right of payment to the Debt Securities covered by the Senior Subordinated Debt Indenture. No Subordinated Debt Indenture will contain a similar provision. Except as may otherwise be provided in the accompanying Prospectus Supplement, "Indebtedness" will be defined in the Indenture for the Offered Debt Securities to mean any indebtedness of a person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or interest therein (except any such balance that constitutes a trade payable), all capitalized lease obligations and all direct or indirect obligations that arise as a result of claims under or drawings pursuant to surety, performance, completion or maintenance bonds.

         By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets: (a) holders of Senior Debt will be entitled to be paid in full before payments may be made on senior subordinated and subordinated Debt Securities and the holders of senior subordinated and subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Debt until such Senior Debt is paid in full (except to the extent, if at all, that holders of senior subordinated and subordinated Debt Securities may receive securities that are subordinated to the same extent the senior subordinated and subordinated Debt Securities are subordinated to Senior Debt); (b) in addition, holders of senior subordinated debt will be entitled to be paid in full before payments may be made on subordinated Debt Securities and holders of subordinated Debt Securities will be required to pay over their share of such distributions to the holders of senior subordinated debt until such senior subordinated debt is paid in full (except to the extent, if at all, that holders of subordinated Debt Securities may receive securities that are subordinated to the same extent the subordinated Debt Securities are subordinated to senior subordinated debt); and (c) creditors of the Company who are not holders of senior subordinated or subordinated Debt Securities may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the senior subordinated or subordinated Debt Securities, and creditors of the Company who are not holders of subordinated Debt Securities may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than holders of subordinated Debt Securities. Accordingly, such subordination may result in a reduction or elimination of payments to the holders of all senior subordinated and subordinated Debt Securities or all subordinated Debt Securities.

         Except as may otherwise be described in the accompanying Prospectus Supplement, no payment of principal or interest with respect to any of the Offered Debt Securities that are senior subordinated or subordinated Debt Securities may be made, nor may the Company acquire any Offered Debt Securities that are senior subordinated or subordinated Debt Securities, in each case except as set forth in the Indenture for such Offered Debt Securities, if any default with respect to Senior Debt that permits the acceleration of the maturity of any Senior Debt occurs and is continuing and such default is either the subject of judicial proceedings or the Company receives notice (a "Default Notice") of the default from a holder of Senior Debt entitled to give such a notice. By reason of these provisions, in the event of a default on any Senior Debt of the Company that is presently existing or may be incurred in the future, payments of principal of and interest and premium, if any, on the Offered Debt Securities that are senior subordinated or subordinated Debt Securities may not be permitted until such Senior Debt is paid in full. However, except as may otherwise be described in the accompanying Prospectus Supplement, the Company may resume payments in respect of the Offered Debt Securities that are senior subordinated or subordinated Debt Securities and may acquire such senior subordinated or subordinated Debt Securities if (a) 179 days pass after the Default Notice is given, if the default with respect to such Senior Debt is not then the subject of judicial proceedings, or (b) the default with respect to such Senior Debt is cured or waived and, in each case described in the foregoing clauses (a) and (b), the terms of the Indenture otherwise permit the payment or acquisition of such Offered Debt Securities at the time in question. The
Indenture for the Company's $100 million of 10-7/8% Senior Notes and the Company's principal credit facility restrict the acquisition by the Company of its subordinated indebtedness, including any senior subordinated or subordinated Debt Securities, prior to April 1, 2000 (for the Indenture for the Senior Notes) and the term of the principal credit facility as it may be extended from time to time, respectively, and the Indentures for the Company's $100 million of 9-3/4% Senior Subordinated Debentures and $100 million of 9% Senior Subordinated Debentures restrict the acquisition, prior to March 1, 2003 and February 15, 2006, respectively, of subordinated Debt Securities issued pursuant to the Subordinated Debt Indenture. The Prospectus Supplement or the information incorporated herein by reference sets forth the approximate amount of Senior Debt and Senior Subordinated Debt outstanding as of the end of the most recent fiscal quarter of the Company.

Certain Covenants of the Company

         Affirmative Covenants. In addition to such other covenants, if any, as may be described in the accompanying Prospectus Supplement and except as may otherwise be set forth therein, the Indenture for the Offered Debt Securities will require the Company, subject to certain limitations described therein, to, among other things, do the following: (a) deliver to the Trustee copies of all reports filed with the Commission; (b) deliver to the Trustee annual officers' certificates with respect to the Company's compliance with its obligations under that Indenture; (c) maintain its corporate existence subject to the provisions described below relating to mergers and consolidations; and (d) pay its taxes when due except where such taxes are being contested in good faith. Except as may be set forth in the accompanying Prospectus Supplement, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time.

         Dividends and Other Payments. Except as may otherwise be provided in the accompanying Prospectus Supplement and except as may otherwise be set forth in, the Indenture for the Offered Debt Securities, that Indenture will generally prohibit the Company from making a "Restricted Payment" (defined below) if, at the time of the Restricted Payment, (a) an Event of Default (as defined) has occurred under the Indenture and is continuing or would occur as a consequence of the Restricted Payment or (b) if, upon giving effect to the Restricted Payment, the aggregate amount expended for all Restricted Payments exceeds the sum of (i) a specified percentage of the aggregate consolidated net earnings of the Company accrued during certain fiscal quarters, (ii) the aggregate net proceeds received by the Company from the issuance or sale of capital stock of the Company, (iii) the amount expended by the Company for the purchase, redemption or other acquisition or retirement for value of any preferred stock of the Company plus (iv) the amount set forth in the accompanying Prospectus Supplement. Except as may be otherwise provided in the accompanying Prospectus Supplement, a "Restricted Payment" will be defined as any of the following: (1) declaring or paying any dividend on, or making any distribution to the holders of, any shares of the Company's capital stock, other than dividends or distributions payable in "Equity Interests" (defined as equity securities or securities with a right to acquire equity securities (other than convertible debt securities) of the Company) or (2) purchasing, redeeming or otherwise acquiring or retiring for value any Equity Interests.

         Change of Control. Except as may otherwise be set forth in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that, if a Change of Control occurs, the Company will be obligated to offer to purchase all outstanding Offered Debt Securities at a purchase price equal to 100 percent of the aggregate principal amount of the Debt Securities, plus accrued and unpaid interest to the date of purchase. Any offer to purchase Offered Debt Securities upon a Change of Control will be conducted in compliance with applicable regulations under the federal securities laws, including Exchange Act Rule 14e-1. Any limitations on the Company's financial ability to purchase Offered Debt Securities upon a Change of Control will be described in the accompanying Prospectus Supplement. Except as may be otherwise provided in the accompanying Prospectus Supplement, a "Change of Control" will be defined in the Indenture as any of the following: (a) all or substantially all of the Company's assets are sold as an entirety to any person or it engages in any merger, consolidation, sale of capital stock, sale of beneficial ownership interests or any other transactions as a result of which its shareholders immediately prior to such transactions own, directly or indirectly, in the aggregate less than 50 percent of the total voting power entitled to vote in the election of (i) its directors, if it is the surviving entity, or (ii) the directors, managers or trustees of (1) the surviving entity or (2) the purchaser of all or substantially all of its assets; or (b) any person acquires more than 50 percent of the total voting power entitled to vote for directors of the Company. Except as may otherwise be set forth in the accompanying Prospectus Supplement, the Company's failure to comply with the Change of Control covenant as to the Offered Debt Securities will be an Event of Default under the Indenture for the Offered Debt Securities, as specified in the accompanying Prospectus Supplement. See "Events of Default" below. The meaning of the term "all or substantially all of the assets" has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will be dependent on the facts and circumstances existing at the time. Accordingly, there may be uncertainty as to whether a holder of Offered Debt Securities can determine whether a Change of Control has occurred and exercise any remedies such holder may have upon a Change of Control. Except as described above with respect to a Change of Control or as described in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, takeover, reorganization, restructuring, recapitalization, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities.

         Merger, Consolidation, Sale, Lease or Conveyance. Except as may otherwise be provided in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that the Company will not merge or consolidate with or into any other person and will not sell, lease or convey all or substantially all of its assets to any person, unless it is the continuing corporation, or the successor corporation or person that acquires all or substantially all of its assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all of the Company's obligations under the Offered Debt Securities and the Indenture for the Offered Debt Securities and, immediately after such merger, consolidation, sale, lease or conveyance, such person or such successor corporation is not in default in the performance of the covenants and conditions in the Indenture for the Offered Debt Securities. With respect to possible uncertainties concerning the meaning of the term "all or substantially all of the assets", the possible lack of protection in a highly leveraged merger or other transaction and related possible effects on holders of the Debt Securities, see "Change of Control" above.

Redemption

         If  and  to  the  extent  set  forth  in  the  accompanying  Prospectus
Supplement,  the  Company  will  have  the  right to  redeem  the  Offered  Debt
Securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the accompanying Prospectus Supplement.

Events of Default

         Except as may be described in the accompanying Prospectus Supplement, an "Event of Default" will be defined under the Indenture for the Offered Debt Securities as being: (a) default for 30 days in payment of any interest on the Offered Debt Securities; (b) default in payment of any principal of the Offered Debt Securities, either at maturity (or upon any redemption), by declaration or otherwise; (c) default for 60 days after written notice in the performance of any other agreements or covenants in, or provisions of, the Offered Debt Securities or the Indenture for the Offered Debt Securities; (d) an event of default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and certain of its subsidiaries (or the payment of which is guaranteed by the Company), other than non-recourse Indebtedness, if (i) either (1) such event of default results from the failure to pay any such Indebtedness at maturity and such default has not been cured or such acceleration rescinded or (2) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its expressed maturity and
(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at maturity or the maturity of which has been so accelerated and the acceleration of which has not been rescinded, equals or exceeds the amount specified in the accompanying Prospectus Supplement; (e) failure for 60 days to discharge final judgments against the Company and certain of its subsidiaries for the payment of money aggregating the amount specified in the accompanying Prospectus Supplement or more; and (f) certain events of bankruptcy, insolvency or reorganization.

         The Indenture for the Offered Debt Securities will provide that if an Event of Default (other than an Event of Default due to certain events of bankruptcy, insolvency or reorganization) has occurred and is continuing, either the Trustee or the holders of not less than 25 percent in principal amount of the Offered Debt Securities outstanding under the Indenture for the Offered Debt Securities, or such other amount as may be specified in the Prospectus Supplement, may then declare the principal of all Offered Debt Securities under that Indenture and interest accrued thereon to be due and payable immediately.

         Except to the extent otherwise stated in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will contain a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Offered Debt Securities before proceeding to exercise any right or power under that Indenture at the request of such holders. Subject to such provisions in the Indenture for the Offered Debt Securities for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the Offered Debt Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

         Except to the extent otherwise stated in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that no holder of Offered Debt Securities may institute any action against the Company under the Indenture (except actions for payment of overdue principal or interest) unless (a) such holder previously has given the Trustee written notice of the default and continuance thereof, (b) the holders of not less than 25 percent in principal amount of the Offered Debt Securities then outstanding have requested the Trustee to institute such action and offered the Trustee reasonable indemnity, (c) the Trustee has not instituted such action within 60 days of the request and (d) the Trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of the Offered Debt Securities then outstanding under the Indenture.

         The Indentures and the Debt Securities will provide that no director, officer, employee or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Debt Securities or the Indentures. The Indentures and the Debt Securities will also each provide that each holder of the Debt Securities, by accepting the Debt securities, waives and releases all such liability.

Defeasance and Discharge

         Except as may otherwise be provided in the accompanying Prospectus Supplement, the Company can discharge or defease its obligations under the Indenture for the Offered Debt Securities as set forth below.

         Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of the Offered Debt Securities that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or United States Government Obligations (as defined in the Indenture for the Offered Debt Securities), or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Offered Debt Securities.

         The Company may also discharge any and all of its obligations to holders of the Offered Debt Securities at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of the Offered Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Offered Debt Securities or to maintain an office or agency in respect of such
Offered Debt Securities and certain other obligations. Alternatively, the Company may be released with respect to the Offered Debt Securities from the obligations imposed by specific portions of the Indenture for the Offered Debt Securities (including the covenant described above limiting consolidations, mergers, asset sales and leases) and omit to comply with such provisions without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (a) the Company irrevocably deposits with the Trustee cash or United States Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding Offered Debt Securities; (b) no Event of Default under the Indenture for the Offered Debt Securities has occurred and is then continuing; (c) the defeasance or covenant defeasance will not result in an event of default under any agreement to which the Company is a party or by which it is bound; and (d) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and that such defeasance or covenant defeasance will not otherwise alter such holders' federal income tax treatment of principal and interest payments on the Offered Debt Securities.

Modifications to the Indentures

         Except as may otherwise be set forth in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Offered Debt Securities to, among other things: (a) add covenants, conditions and restrictions for the protection of the holders of Offered Debt Securities or to surrender any right of the Company; (b) cure any ambiguity or correct any inconsistency in the Indenture for the Offered Debt Securities; (c) make any change that does not adversely affect the legal rights of holders of Offered Debt Securities; (d) modify, eliminate or add to the provisions of the Indenture for the Offered Debt Securities to the extent necessary to qualify that Indenture under applicable federal statutes; or (e) make any other changes in the Indenture before Offered Debt Securities are issued thereunder, provided that such changes are not prohibited by the Trust Indenture Act.

         Except as may otherwise be set forth in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities also will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Offered Debt Securities outstanding, to add any provision to, change in any manner or eliminate any of the provisions of the Indenture for the Offered Debt Securities or modify in any manner the rights of the holders of the Offered Debt Securities so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Offered Debt Security affected thereby, do, among other things, any of the following: (a) reduce the amount of Offered Debt Securities whose holders must consent to an amendment, supplement or waiver with respect to the Indenture; (b) reduce the rate of or change the time for payment of interest on any Offered Debt Security; (c) reduce the principal of or change the fixed maturity of any Offered Debt Security; or (d) waive a default in the payment of the principal of, or interest on, any Offered Debt Security.

         The Indentures for senior subordinated or subordinated Offered Debt Securities may not be amended to alter the subordination of any outstanding senior subordinated or subordinated Debt Securities without the consent of each holder of Senior Debt and, as to subordinated Debt Securities, also senior subordinated debt then outstanding that would be adversely affected thereby.

Concerning the Trustee

         An affiliate of The First National Bank of Boston is a lender to the Company under the Company's principal credit facility, and it or any other Trustee, or their respective affiliates, may from time to time have lender or other business arrangements with the Company. The Indenture will contain certain limitations on the rights of the Trustee, should it or its affiliates then be creditors of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the Trustee must resign.

         The Holders of a majority in principal amount of the then outstanding Debt Securities issued under any Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under that Indenture, subject to certain exceptions. Unless otherwise stated in the applicable Prospectus Supplement, the Indentures will provide that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his, her or its affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Indenture at the request of any Holder, unless such Holder has offered the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

         Unless otherwise specified in the accompanying Prospectus Supplement, the Indenture for the Offered Debt Securities and the Offered Debt Securities will be governed by New York law.

                            DESCRIPTION OF WARRANTS

General

         The Warrants will be issued in fully registered form under a Warrant Agreement between the Company and the Warrant Agent named in the accompanying Prospectus Supplement (the "Warrant Agent"). The statements in this Prospectus relating to the Warrants and the Warrant Agreement are summaries and do not purport to be complete.

         Each Warrant will entitle the registered owner (the "Warrantholder") to purchase one share of Preferred or Common Stock, as set forth in the accompanying Prospectus Supplement, subject to the call provisions referred to below, from the time the Warrants are separately transferable until the date set forth in the accompanying Prospectus Supplement. The initial per share exercise price of the Warrants and the date on which the Warrants become separately transferable will be set forth in the applicable Prospectus Supplement.

         The Warrants can be exercised by surrendering to the Warrant Agent a Warrant certificate signed by the Warrantholder or his, her or its duly authorized agent indicating the Warrantholder's election to exercise all or a portion of the Warrants evidenced by the certificate. Surrendered Warrant certificates must be accomplished by payment of the aggregate exercise price of the Warrants to be exercised (the "Warrant Price"), which payment may be made in the form of cash or a cashier's check equal to the exercise price or, if and to the extent set forth in the accompanying Prospectus Supplement, the surrender of Debt Securities in denominations at least equal to the aggregate Warrant Prices or, if applicable, any combination of cash and such denominations of Debt Securities. If the principal amount of Debt Securities surrendered is in excess of the aggregate Warrant Price so paid, only a portion of such surrendered principal amount shall be accepted against payment of the Warrant Price and new Debt Securities shall be issued in the principal amount not so applied against the aggregate Warrant Price, provided that the amount of such excess is $1,000 or an integral multiple thereof.

         Certificates evidencing duly exercised Warrants shall be delivered by the Warrant Agent to the transfer agent for the Preferred or Common Stock, as applicable. Upon receipt thereof, the transfer agent will be obligated to deliver or cause to be delivered, to or upon the written order of the exercising Warrantholders, certificates representing the number of shares of Preferred or Common Stock so purchased. If fewer than all of the Warrants evidenced by any certificate are exercised, the Warrant Agent will be obligated to deliver to the exercising Warrantholder a new Warrant certificate representing the unexercised Warrants.

         To the extent set forth in the accompanying Prospectus Supplement, the Warrant Price and the number of shares of Preferred or Common Stock purchasable upon the exercise of each Warrant are subject to adjustment in certain events, including: (i) the issuance of a stock dividend to holders of Preferred Stock or Common Stock (whichever the Warrants are exercisable for) or a combination, subdivision, or reclassification of the Preferred Stock or the Common Stock (whichever the Warrants are exercisable for); (ii) the issuance of rights, warrants or options or securities convertible into, or exchangeable for, the Preferred Stock or the Common Stock (whichever the Warrants are exercisable for), that are distributed to all holders of the Company's outstanding Preferred or Common Stock (whichever the Warrants are exercisable for) entitling them to subscribe for or purchase Preferred or Common Stock; and (iii) any distribution by the Company to the holders of its Preferred or Common Stock (whichever the Warrants are exercisable for) of evidences of indebtedness of the Company or of assets (excluding, if and to the extent set forth in the accompanying Prospectus Supplement, certain cash dividends or distributions). To the extent set forth in the accompanying Prospectus Supplement, no adjustment in the number of shares purchasable upon exercise of the Warrants or in the Warrant Price will be required until cumulative adjustments require an adjustment of at least one percent thereof. In addition, unless the accompanying Prospectus Supplement states to the contrary, the Company may, at its option, reduce the Warrant Price at any time. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

         Notwithstanding the foregoing, unless the accompanying Prospectus Supplement states to the contrary, in case of any consolidation, merger or sale or conveyance of the property of the Company and its subsidiaries as a whole, including a consolidation or merger in which the Company is the continuing corporation and in which all or a majority of the Preferred and Common Stock outstanding immediately prior to the consolidation or merger is converted into consideration other than capital stock (or the right to receive such consideration), the holder of each outstanding Warrant shall have the right to exercise the Warrant for the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Preferred and Common Stock for which such Warrant was exercisable immediately prior thereto.

         Adjustments to the Warrant Price (and, possibly, adjustment to the number of shares of Preferred or Common Stock purchasable upon the exercise of each Warrant), or the failure to make such adjustments, may in certain circumstances result in distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended, to holders of the Warrants or to holders of shares of Preferred or Common Stock issued upon exercise thereof. The Company will reserve the right (but will not be obligated) to make such adjustments to the Warrant Price or in the number of shares of Preferred or Common Stock purchasable upon the exercise of each Warrant, in addition to those required in the foregoing provisions, as it shall determine to be advisable in order that certain stock-related distributions which may hereafter be made by the Company to its stockholders after the date of the accompanying Prospectus Supplement shall not be taxable to them.

         If all or any portion of the Warrants are callable at the option of the Company, the call provisions, including the call price and the date through which the Warrants may be exercised, will be set forth in the accompanying Prospectus Supplement. If upon expiration the unexercised Warrants will convert into Preferred or Common Stock, the manner and rate of such conversion will be set forth in the accompanying Prospectus Supplement.

         Holders of Warrants are not entitled, by virtue of being holders, to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to vote at any such meeting or to exercise any rights whatsoever as stockholders of the Company. The Warrant Agreement and the Warrants will provide that no director, officer, employee or shareholder of the Company, as such, will have any liability under the Warrants or the Warrant Agreement. The Warrant Agreement and the Warrants will also each provide that each holder of the Warrants, by accepting the Warrants, waives and releases all such liability.

         Unless otherwise specified in the accompanying Prospectus Supplement, the Warrant Agreement and the Warrants will be governed by New York law.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which 14,875,843 shares of Common Stock (exclusive of treasury shares) were issued and outstanding on April 30, 1995. No shares of Preferred Stock were outstanding at that date.

Common Stock

         Subject to the rights of holders of any outstanding Preferred Stock, the holders of outstanding shares of Common Stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time lawfully determine. At the date of this Prospectus the payment of dividends on the Common Stock is limited by provisions of the Company's $100 million of 10-7/8% Senior Notes due April 1, 2000, its $100 million of 9-3/4% Senior Subordinated
Debentures due March 1, 2003, its $100 million of 9% Senior Subordinated Debentures due February 15, 2006 and its principal credit facility.

         Each holder of Common Stock is entitled to one vote for each share held by him, her or it. Holders of Common Stock are not entitled to cumulate votes for the election of directors. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment. Subject to the rights of holders of any outstanding Preferred Stock, upon liquidation, dissolution or winding up of the Company, any assets legally available for distribution to shareholders as such are to be distributed ratably among the holders of the Common Stock at that time outstanding. The Common Stock presently outstanding is, and the Common Stock issued upon conversion of the Debt Securities, exercise of the Warrants (upon payment in full of the Warrant exercise price) or conversion of any convertible Preferred Stock offered hereby, as the case may be, will be, fully paid and nonassessable.

Preferred Stock

         The authorized shares of Preferred Stock are issuable, without further shareholder approval, in one or more series as determined by the Board of Directors, with such rights, privileges and preference as are fixed by the Board of Directors, including dividend, liquidation and other rights preferred over the Common Stock, subject to the restrictions in the Indentures and credit facility referred to above. The Preferred Stock issuable upon exercise of any Warrants exercisable for Preferred Stock (upon payment in full of the Warrant exercise price) or conversion of any Debt Securities convertible into Preferred Stock will be fully paid and nonassessable. The Preferred Stock may be convertible and, if so convertible, may be converted into one or both of Common Stock and Debt Securities. The Preferred Stock may also be exchangeable, at the option of the Company, for Debt Securities (see "Description of Debt Securities"). If Preferred Stock or Warrants exercisable for Preferred Stock are being offered or if the Preferred Stock is exchangable for Debt Securities, the accompanying Prospectus Supplement will describe the rights, privileges, preferences and restrictions of such Preferred Stock (including, without limitation, the designation, the number of authorized shares of the series in question, the dividend rate (or method of calculation), any voting rights, conversion rights, anti-dilution protections, exchangeability provisions and terms of the Debt Securities that are exchangeable for the Preferred Stock, any redemption provisions, liquidation preferences and any sinking fund provisions). If fractional interests in shares of Preferred Stock may be issued, there will be a depositary for the shares of Preferred Stock involved and the applicable Prospectus Supplement will describe the terms of the depositary arrangement and related matters.

                              PLAN OF DISTRIBUTION

         The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement. The Company may sell Securities directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

         Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Securities in exchange for one or more of its outstanding debt securities or other securities. The Company also may, from time to time, authorize dealers, acting as Company agents, to offer and sell the Securities upon such terms and conditions as may be set forth in the Prospectus Supplement. In connection with the sale of the Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities.

         The Debt Securities, the Preferred Stock and the Warrants will be new issues of securities with no established trading market. Any underwriters or agents to or through which Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Debt Securities, Preferred Stock or Warrants.

                             CERTAIN LEGAL MATTERS

         Gibson, Dunn & Crutcher has rendered an opinion (filed as an exhibit to the Registration Statement) with respect to the validity of the Debt Securities, Preferred Stock, Common Stock and Warrants covered by this Prospectus. The partner of Gibson, Dunn & Crutcher who has primary responsibility for the work of that firm in connection with this Registration Statement beneficially owns $225,000 in principal amount of the 10-7/8% Senior Notes due 2000 of the Company. Certain legal matters in connection with offerings made by this Prospectus may be passed on for any underwriters by counsel named in the Prospectus Supplement.

                                    EXPERTS

         The consolidated financial statements and schedules of Del Webb Corporation and subsidiaries as of June 30, 1994 and 1993, and for each of the years in the three-year period ended June 30, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the June 30, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes.

- --------------------------------------------------------------------------------



No  dealer,  salesman  or any  other person
has been authorized to give any information
or to make any representations  other  than                   DEL WEBB
those  contained  in   this  Prospectus  in                 CORPORATION
connection  with  the  offer  made by  this
Prospectus  and,  if  given  or made,  such
information or representations must  not be
relied  upon as  having been  authorized by
the  Company or  any  Underwriter.  Neither               ---------------
the delivery of  this  Prospectus  nor  any           Debt Securities, Preferred
sale  made   hereunder   shall   under  any               Stock, Common Stock
circumstances  create any  implication that          and Stock Purchase Warrants
there has been no change in  the affairs of               ---------------
the  Company  since the date  hereof.  This
Prospectus does not constitute an offer  or
solicitation by anyone in any  jurisdiction
in which such offer or  solicitation is not
authorized  or in which the person   making
such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                  -----------------                         ----------

                  TABLE OF CONTENTS                         PROSPECTUS
                  -----------------                         ----------

                                           Page

Available Information.....................   2
Incorporation of Certain Documents by
  Reference...............................   2
The Company...............................   3
Use of Proceeds...........................   3                           , 199_
Consolidated Ratio of Earnings to
  Fixed Charges...........................   3
Description of Debt Securities............   4
Description of Warrants...................  10
Description of Capital Stock..............  11
Plan of Distribution......................  12
Certain Legal Matters.....................  12
Experts...................................  13






- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*

         The  following   are  the  estimated   expenses  of  the  issuance  and
distribution of the securities being registered, all of which will be paid by the Registrant.

Registration fee..............................................          $ 68,966
Blue Sky fees and expenses....................................            15,000
Exchange listing fees.........................................            24,650
Printing expenses.............................................            50,000
Legal fees and expenses.......................................           100,000
Accounting fees and expenses..................................            40,000
Trustee's fees and expenses (including counsel fees)..........             7,000
Miscellaneous.................................................             9,384
                                                                      ----------
Total.........................................................          $315,000

- -----------------
*All amounts are estimated except Commission's registration fee.

Item 15.  Indemnification of Officers and Directors

         Section 145 of the Delaware General Corporation Law and Sections 5.4 and 7.1 - 7.4 of the Company's Amended and Restated Certificate of Incorporation each provide for indemnification by the Company of its officers, directors, agents and employees under certain circumstances. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers (see Exhibit 10).

         It is anticipated that in any Underwriting Agreements, the underwriter(s) named therein will agree to indemnify the Company, its directors and certain of its officers against certain civil liabilities, including civil liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Registrant has a policy of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.    Exhibits

    4.1 Form of Senior Debt Indenture (including form of Senior Debenture/Note/Global Security)

    4.2 Form of Senior Subordinated Debt Indenture (including form of Senior Subordinated Debenture/Note/Global Security)

    4.3 Form of Subordinated Debt Indenture (including form of Subordinated Debenture/Note/Global Security) 4.4 Form of Warrant Agreement (including form of Warrant)

    4.5 Form of Certificate of Designations of Del Webb Corporation Pursuant to Section 151 of the Delaware General Corporation Law (the form of Certificate of Designations for the Preferred Stock)

    4.6     Form of Depositary Agreement (including form of Depositary Receipt)

    5 Opinion of Gibson, Dunn & Crutcher as to the legality of the securities to be issued

   10       Form  of  Directors  and  Officers   Indemnification   Agreement
            (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995)

   12       Computation of Ratio of Earnings to Fixed Charges

   24.1     Consent of KPMG Peat Marwick LLP

   24.2     Consent of Gibson, Dunn & Crutcher (included as part of Exhibit 5)

   25       Powers of Attorney (included at pages II-3 and II-4)

   26       Statement of Eligibility of Trustee (bound separately)

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rules 424(b)(l) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (8) The undersigned Registrant hereby undertakes to file an application, if necessary, for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona on June 8, 1995.

                                             DEL WEBB CORPORATION


                                             By:  PHILIP J. DION
                                                ------------------------
                                                   Philip J. Dion
                                                Chairman of the Board
                                             and Chief Executive Officer


                                                     POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Philip J. Dion, Donald V. Mickus, John A. Spencer, David E. Rau and Robertson C. Jones, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signatures                                           Title                                      Date
                 ----------                                           -----                                      ----

                PHILIP J. DION                  Chairman of the Board and Chief Executive Officer              June 8, 1995
  ----------------------------------------                   (Principal Executive Officer)
               Philip J. Dion


              JOHN A. SPENCER                   Senior Vice President, Finance and Administration,             June 8, 1995
    -------------------------------------                 and Chief Financial Officer
               John A. Spencer                           (Principal Financial Officer)



                DAVID E. RAU                              Vice President and Controller                        June 8, 1995
   --------------------------------------                (Principal Accounting Officer)
                David E. Rau


              D. KENT ANDERSON                                       Director                                  June 8, 1995
   --------------------------------------
              D. Kent Anderson


               ROBERT BENNETT                                        Director                                  June 8, 1995
   --------------------------------------
               Robert Bennett


          HUGH F. CULVERHOUSE, JR.                                   Director                                  June 8, 1995
   --------------------------------------
          Hugh F. Culverhouse, Jr.


               KENNY C. GUINN                                        Director                                  June 8, 1995
   --------------------------------------

               Kenny C. Guinn


             J. RUSSELL NELSON                                       Director                                  June 8, 1995
   --------------------------------------
              J. Russell Nelson


               PETER A. NELSON                                       Director                                  June 8, 1995
   --------------------------------------
               Peter A. Nelson


              MICHAEL E. ROSSI                                       Director                                  June 8, 1995
   --------------------------------------
              Michael E. Rossi


            C. ANTHONY WAINWRIGHT                                    Director                                  June 8, 1995
   --------------------------------------
            C. Anthony Wainwright


                 SAM YELLEN                                          Director                                  June 8, 1995
   --------------------------------------
                 Sam Yellen



                                                       EXHIBIT INDEX

                                                                                                    Sequentially
    Exhibit                                                                                           Numbered
      No.                                      Description                                              Page
    -------                                    -----------                                          ------------
4.1               Form of Senior Debt Indenture (including form of Senior
                  Debenture/Note/Global Security)

4.2               Schedule  of  material  details  in which  the form of  Senior
                  Subordinated  Debt  Indenture  (including  the form of  Senior
                  Subordinated  Debenture/Note/Global Security) differs from the form of Senior Debt  Indenture  (including  the form of Senior
                  Debenture/Note/Global   Security);  and  the  form  of  Senior
                  Subordinated   Debt  Indenture   (including   form  of  Senior
                  Subordinated Debenture/Note/Global Security)

4.3               Schedule as to material details in which the form of Subordinated
                  Debt Indenture (including the form of Subordinated Debenture/Note/
                  Global Security) differs from the form of Senior Subordinated Debt
                  Indenture (including form of Senior Subordinated Debenture/Note/
                  Global Security); and the form of Subordinated Debt Indenture
                  (including form of Subordinated Debenture/Note/Global Security)

4.4               Form of Warrant Agreement (including form of Warrant)

4.5               Form of Certificate of Designations of Del Webb Corporation Pursuant
                  to Section 151 of the Delaware General Corporation Law (the form of
                  Certificate of Designations for the Preferred Stock)

4.6               Form of Depositary Agreement (including form of Depositary Receipt)

5 Opinion of Gibson, Dunn & Crutcher as to the legality of the Securities to be issued

10                Form of Directors and Officers Indemnification Agreement
                  (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for its the quarter ended March 31, 1995)

12                Computation of Ratio of Earnings to Fixed Charges

24.1              Consent of KPMG Peat Marwick LLP

24.2              Consent of Gibson, Dunn & Crutcher (included in Exhibit 5)

25                Power of Attorney (set forth commencing on page II-3)

26                Statement of Eligibility of Trustee


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